UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2015

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 462-5570

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

Effective October 22, 2015, Brownie’s Marine Group, Inc. (the “Company”) reincorporated to the State of Florida from the State of Nevada (the “Reincorporation”) pursuant to a plan of conversion, effective October 22, 2015 (the “Plan of Conversion”). On September 9, 2015, stockholders of the Company holding approximately 71% of the combined voting power of the Company’s outstanding Common Stock and Series A Convertible Preferred Stock, voting as a single class, as of September 9, 2015, approved by written consent in lieu of a special stockholders’ meeting the Reincorporation.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company. The Reincorporation reduces the Company’s corporate costs and expenses and aligns the Company’s domicile with its executive offices.

Pursuant to the Plan of Conversion, the Reincorporation was effected by the Company filing (i) articles of conversion (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada, (ii) a certificate of conversion (the “Florida Certificate of Conversion”) with the Secretary of State of the State of Florida and (iii) an articles of incorporation (the “Florida Articles of Incorporation”) with the Secretary of State of the State of Florida. Pursuant to the Plan of Conversion, the Company also adopted new bylaws (the “Florida Bylaws”).

As a result of the Reincorporation:

•	the affairs of the Company ceased to be governed by the Nevada Revised Statutes, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, and the affairs of the Company became subject to the Business Corporation Act of the State of Florida, the Florida Articles of Incorporation and the Florida Bylaws;

•	the Company as a Florida corporation is deemed to be the same entity as the Company was as a Nevada corporation for all purposes under the laws of Florida, with the Company’s existence as a Florida corporation deemed to have commenced when it was initially formed in Nevada;

•	each outstanding share of common stock of the Company as a Nevada corporation automatically converted into an outstanding share of common stock of the Company as a Florida corporation;

•	each outstanding option, warrant or other convertible right to acquire shares of common stock of the Company as a Nevada corporation converted into an equivalent option, warrant or other convertible right to acquire, upon the same terms and conditions (including the vesting schedule and exercise or conversion price per share applicable to each such option, warrant or other convertible right), the same number of shares of common stock of the Company as a Florida corporation; and

•	each director and officer of the Company as a Nevada corporation continues to hold his respective position with the Company as a Florida corporation.

The Reincorporation does not affect the trading of the Company’s shares of common stock on the OTC Markets in any respect. The Company, as a Florida corporation, will continue to file periodic reports and other documents as and when required by the rules and regulations of the SEC.

Stockholders who are holding their shares of commons stock of the Company in electronic form at brokerage firms do not have to take any action as a result of the Reincorporation. Stockholders holding paper certificates representing outstanding shares of common stock of the Company also do not need to take any action as a result of the Reincorporation because each stock certificate continues to represent the same number of shares of common stock of the Company as a Florida corporation.

The foregoing description of the Reincorporation, the Plan of Conversion, the Nevada Articles of Conversion, the Florida Certificate of Conversion, the Articles of Incorporation and the Florida Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, the Nevada Articles of Conversion, the Florida Certificate of Conversion, the Florida Articles of Incorporation and the Florida Bylaws, copies of which are filed herewith as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which is incorporated herein by reference.

Item 5.07. Submission of Matter to a Vote of Security Holders.

The information required by this Item 5.07 is set forth in Item 3.03 above, which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Plan of Conversion of Brownie’s Marine Group, Inc.,

3.1	Articles of Conversion, effective October 22, 2015, as filed by Brownie’s Marine Group, Inc. with the Secretary of State of the State of Nevada

3.2	Certificate of Conversion, effective October 22, 2015, as filed by Brownie’s Marine Group, Inc. with the Secretary of State of the State of Florida

3.3	Articles of Incorporation, effective October 22, 2015, as filed by Brownie’s Marine Group, Inc. with the Secretary of State of the State of Florida

3.4	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.
(Registrant)

By:	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer

Date: October 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Plan of Conversion of Brownie’s Marine Group, Inc.

3.1	Articles of Conversion, effective October 22, 2015, as filed by Brownie’s Marine Group, Inc. with the Secretary of State of the State of Nevada

3.2	Certificate of Conversion, effective October 22, 2015, as filed by Brownie’s Marine Group, Inc. with the Secretary of State of the State of Florida

3.3	Articles of Incorporation, effective October 22, 2015, as filed by Brownie’s Marine Group, Inc. with the Secretary of State of the State of Florida

3.4	Bylaws